Exhibit 21.1

SUBSIDIARIES OF LOGISTIC PROPERTIES OF THE AMERICAS

Legal Name	Jurisdiction of Incorporation
Latam Logistic Properties, S.A.	Panamá
two	Cayman Islands
Latam Logistic Property Holdings LLC	United States
LPA Corporate Services Inc.	United States
Latam Logistic COL HoldCo I, S de R.L.	Panamá
Latam Logistic CR HoldCo I, S de R.L.	Panamá
Latam Logistic Pan HoldCo S de R.L.	Panamá
Latam Logistic Pan Holdco El Coyol II S de R.L.	Panamá
Latam Logistic Pan Holdco Cedis Rurales S de R.L.	Panamá
Latam Logistic Pan HoldCo San Joaquin I S de R.L.	Panamá
Latam Logistic Pan Holdco Verbena I S de R.L. (1)	Panamá
Latam Logistic Pan Holdco Verbena II S, S.R.L. (2)	Panamá
Latam Logistic Pan Holdco Santiago I, S de R.L.	Panamá
Latam Logistic Pan Holdco Santo Domingo, S de R.L.	Panamá
Latam Logistic Pan Holdco Medellin I, S.R.L.	Panamá
LatAm Logistic Pan HoldCo Bodegas los Llanos, S.R.L.	Panamá
Latam Logistic PER OpCo, S.R.L.	Perú
Latam Logistic PER PropCo Lurin I, S. de R.L.	Perú
Latam Logistic PER PropCo Lurin II, S. de R.L.	Perú
Latam Logistic PER PropCo Lurin III, S. de R.L.	Perú
Parque Logístico Callao, S.R.L.	Perú
Latam Logistic COL OpCo, S.A. (3)	Colombia
Latam Logistic COL PropCo Cota I, S.A.S.	Colombia
Latam Logistic CR OpCo, S.R.L.	Costa Rica
Latam Logistic CR PropCo Alajuela I, S.R.L.	Costa Rica
Latam Propco El Coyol Dos S de R.L.	Costa Rica
Latam Logistic Propco Bodegas San Joaquín S de R.L.	Costa Rica
Latam Logistic Propco Cedis Rurales Costa Rica S de R.L.	Costa Rica
3101784433, S.R.L.	Costa Rica
Latam Logistic PropCo Bodegas los Llanos S de R.L.	Costa Rica
Latam Logistic CR Zona Franca, S. de R.L.	Costa Rica
Latam Logistics SLV OpCo S.A. de C.V.	El Salvador
LatAm Logistic Pan HoldCo Verbena Fase 2 S.R.L.	Panamá
Logistic Property Asset Management S.R.L.	Panamá

(1)	Formerly known as Latam Logistic Propco Pedregal Panamá S de R.L.
(2)	Formerly known as Latam Logistic Pan Holdco Pedregal Panamá S de R.L.
(3)	Formerly known as Latam Logistic COL OpCo, S.A.S.